Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Colleen Brown, President and Chief Executive Officer, Fisher Communications, Inc. (206) 404-6783
FISHER ANNOUNCES ELECTION OF TWO NEW BOARD MEMBERS
SEATTLE—(BUSINESS WIRE)—October 30, 2006 — The Board of Directors of Fisher Communications, Inc. (Nasdaq: FSCI) voted Thursday, October 26, 2006, to elect Colleen B. Brown and Brian P. McAndrews as members of the Board of Directors of the Company.
Colleen B. Brown is President and CEO of Fisher Communications, Inc. She brings to the Board significant broadcast and new media expertise. Mr. McAndrews is President and CEO of aQuantive, Inc. (NASDAQ: AQNT), a leading digital marketing company.
Commenting on the elections, Chairman of the Board Phelps K. Fisher said, “Ms. Brown has changed the course of this Company and has earned a position on the Board of Directors. Mr. McAndrews brings to the Board ABC TV network experience, as well as extensive knowledge in new media and advertising.”
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Fisher Communications, Inc. is a Seattle-based communications company operating 12 full power and 7 low power television stations and 27 radio stations in the Pacific Northwest. The Company owns and operates Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle.